EXHIBIT NO. 99.(h) 7

MASTER ADMINISTRATIVE SERVICES AGREEMENT

Amended and Restated

As of January 1, 2008

Exhibit A, as revised:

February 27, 2007 (Addition of MFS Series Trust XIV)

May 1, 2007 (Redesignation of MFS Capital Opportunities Series to MFS Core Equity Series)

June 22, 2007 (Termination of AGF, MVF, IBF and MMB)

June 29, 2007 (Addition of CCA, CXE, CMK, CIF, CXH, CMU)

August 1, 2007 (Termination of MFS Institutional International Research Equity Fund and MFS Institutional Municipal Money Market Portfolio)

September 25, 2007 (Redesignation of MFS Government Limited Maturity Fund as MFS Series Trust XV and Addition of MFS Diversified Target Return Fund)

April 1, 2008 (Redesignation of MFS Emerging Growth Fund as MFS Growth Fund)

May 1, 2008 (Redesignation of MFS Emerging Growth Series as MFS Growth Series)

June 1, 2008 (Redesignation of MFS Union Standard Equity Fund as MFS Blended Research Core Equity Fund)

September 23, 2008 (Addition of MFS Commodity Strategy Fund and MFS Fundamental 103/30 Fund, each a series of MFS Series Trust XV, and MFS Global Real Estate Fund, a series of MFS Series Trust XIII)

July 31, 2009 (Termination of MFS Floating Rate High Income Fund, MFS New Endeavor Fund, MFS Strategic Value Fund, and MFS Money Market Series)

May 31, 2010 (Addition of MFS Global Bond Fund)

July 21, 2010 (Addition of MFS Asia Pacific Ex-Japan Fund, MFS European Equity Fund, MFS Latin American Equity Fund, and MFS Lifetime 2050 Fund)

October 1, 2010 (Redesignation of MFS California Insured Municipal Fund as MFS California Municipal Fund)

February 15, 2011 (Addition of MFS Absolute Return Fund and MFS Global Multi-Asset Fund)

April 12, 2011 (Addition of MFS New Discovery Value Fund and Termination of MFS Research Bond Fund J)

July 20, 2011 (Addition of MFS Global Brands Fund and MFS Emerging Markets Debt Local Currency Fund)

FORM OF (Redesignation of MFS Global Brands Fund to MFS Global Leaders Fund, Termination of MFS Core Growth Fund, and Redesignation of MFS Sector Rotational Fund as MFS Equity Opportunities Fund)

Exhibit D, as revised:

January 1, 2008 (Revised Fee Schedule)

August 1, 2008

January 1, 2009

August 1, 2009

January 1, 2010

January 1, 2011 (Approved February 15, 2011)

January 1, 2011 (Approved April 12, 2011)

MASTER ADMINISTRATIVE SERVICES AGREEMENT

MASTER ADMINISTRATIVE SERVICES AGREEMENT initially dated the 1st day of March, 1997, and as amended and restated as of this 1st day of January, 2008, by and among Massachusetts Financial Services Company, a Delaware corporation (the “Administrator”), and each of the funds (or trusts acting on behalf of their series) identified from time to time on Exhibit A hereto (each a “Fund” and collectively the “Funds”).

W I T N E S S E T H:

WHEREAS, the Funds have entered into Investment Advisory Agreements with the Administrator (the “Advisory Agreements”) pursuant to which the Administrator provides investment advisory services to the Funds;

WHEREAS, the Funds desire to retain the Administrator to render the legal, financial administration and other administrative services required by the Funds in the manner and on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto and hereinafter set forth, the parties covenant and agree as follows:

1.             Administrative Services.  The Administrator shall, at its expense (subject to Sections 2 and 3 hereof), and subject always to the control of the trustees, directors or other governing body of the Funds (referred to herein as “Trustees”), manage, supervise and conduct all of the day-to-day and ordinary course non-investment related affairs and business of the Funds and matters incidental thereto not required to be provided by the Administrator under the Advisory Agreements (together “Administrative Services”).   Exhibit B hereto lists various categories of Administrative Services to be provided by the Administrator hereunder, it being understood that such list is not exhaustive and that the Funds may require Administrative Services in addition to those specified or referenced in Exhibit B.  If there occurs a material change in the laws, rules or regulations governing the Funds or related Fund policies or if a Fund engages in activities or transactions that are outside of its ordinary course of business that materially increases or decreases the types or quantities of Administrative Services required by the Funds, the Funds and the Administrator shall negotiate in good faith whether an adjustment to the Administrative Fee payable under Section 5 hereof is appropriate.  In the performance of its duties, the Administrator will comply with the provisions of the Declaration of Trust and Bylaws of each Fund and applicable law, and shall comply with such compliance and other policies and procedures as the Trustees may adopt, approve or determine from time to time.

2.             Responsibility for Charges and Expenses.  During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are assumed by the Funds under this Agreement and any expenses that are paid by the Funds or by a party other than the Funds on behalf of the Funds under the terms of any other agreement to which the Funds are a party or a third-party beneficiary.  The Administrator further agrees to pay or cause its affiliates to pay all salaries, fees, and expenses of any officer or Trustee of the Funds who is an officer, director, or employee of the Administrator or an affiliate of the Administrator.  The Administrator assumes and shall pay for maintaining its staff and personnel and shall, at its own expense, provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement.  The Administrator shall not, under the terms of this Agreement, bear the categories of expenses listed on Exhibit C hereto (although the Administrator or an affiliate may bear certain of these expenses under one or more other agreements).

3.             Administrative Services Provided by Third Parties.  It is acknowledged and agreed that the Funds will require and bear the costs of administrative services to be provided by third parties in addition to Administrative Services which the Administrator is required to provide or procure at its own expense under this Agreement, such as legal services to be provided by legal counsel to the Funds and the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940) of the Funds (“Independent Trustees”), and services to be provided to the Funds by independent accountants or other auditors or consultants which would otherwise constitute Administrative Services (“Separate Third Party Services”).  It is further acknowledged and agreed that, from time to time, due to resource constraints or otherwise, the Administrator may cause or arrange for third parties to provide Administrative Services that the Administrator is required to provide or procure at its own expense under this Agreement (e.g., the use of outside legal counsel to draft routine Fund proxy statements or prospectuses) (“Outsourced Third Party Services”).  Subject to any policies or procedures that are adopted by the Funds, the Administrator shall pay for or have its fee hereunder reduced to adjust for the costs of any Outsourced Third Party Service unless it obtains the approval of the Trustees (or a committee or other delegate of the Trustees) for the Funds to bear some or all of such costs prior to causing or arranging for the Outsourced Third Party Service to be provided to the Funds.  The parties recognize that there may be circumstances in which it is unclear as to whether a particular administrative service provided by a third party constitutes a Separate Third Party Service or an Outsourced Third Party Service. Subject to any policies or procedures that are adopted by the Funds, the Administrator shall use its best efforts to identify and bring such circumstances to the attention of the Trustees, in which case the Trustees shall, in good faith, determine whether the particular service constitutes a Separate Third Party Service or an Outsourced Third Party Service for purposes of this Agreement. 1

4.             Maintenance of Books and Records.  With respect to the provision of Administrative Services, the Administrator will preserve for each Fund that is registered as an investment company with the Securities and Exchange Commission (the “SEC”) all records required to be maintained as prescribed by the rules and regulations of the SEC in the manner and for the time periods prescribed by such rules.  The Administrator agrees that all such records shall be the

1  The Funds/Trustees and the Administrator may from time to time develop written policies designed to delineate various administrative services and responsibilities to be provided by third party service providers to the Funds or the Independent Trustees (for which the Funds bear the associated expenses), on the one hand, and those to be provided by the Administrator at is own expense, on the other, as well as procedures to be followed by the Administrator in utilizing third party service providers on behalf of the Funds.  In this regard, reference is made to the document entitled “Role of Ropes & Gray LLP as Counsel to the MFS Funds and the Independent Trustees,” as it may be amended from time to time.

property and under the control of each Fund for which they are maintained and shall be made available, within five business days of any request therefore, to the Fund’s Trustees or independent accountants during regular business hours at the Administrator’s offices.  In the event of termination of this Agreement for any reason, all such records shall be returned, without charge, promptly to the appropriate Fund, free from any claim or retention of rights by the Administrator, except that the Administrator may retain copies of such records.

5.             Administrative Fee.  Each Fund shall pay the Administrator a fee as agreed to from time to time and as set forth in Exhibit D hereto (the “Administrative Fee”).  The Administrative Fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Administrator on the second to last business day of each calendar month.  If this Agreement becomes effective or terminates before the end of any calendar month, the Administrative Fee for the period from the effective date to the end of such calendar month or from the beginning of such calendar month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

6.             Non-Exclusivity.  The services of the Administrator to the Funds hereunder are not to be deemed exclusive and the Administrator shall be free to render similar services to others.

7.             Standard of Care.  Neither the Administrator, nor any of its directors, officers, stockholders, agents or employees, shall be liable or responsible to any Fund or its shareholders for any error of judgment, mistake of law or any loss arising out of any act or omission in the performance by the Administrator of its duties under this Agreement, except for liability resulting from (a) willful misfeasance, (b) bad faith, (c) gross negligence, or (d) reckless disregard by the Administrator of its obligations and duties under this Agreement.

8.             Term, Termination, Amendment and Assignment.  This Agreement shall begin on the date first written above and shall continue indefinitely with respect to each Fund until terminated as follows:

(i) the Agreement may be terminated at any time, without payment of any penalty, by the Trustees of the Fund upon sixty (60) days’ written notice to the Administrator;

(ii) the Agreement may be terminated by the Administrator with respect to any Fund at any time upon sixty (60) days’ written notice to the Fund; and

(iii)  if the Trustees of the Fund, including a majority of the Independent Trustees, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later.

This Agreement may be amended at any time by a written agreement executed by each party hereto and may be assigned with respect to any Fund only with the written consent of the Fund and the Administrator.

9.             Miscellaneous.

a.                                       Captions.  The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

b.                                       Governing Law.  The provisions of this Agreement shall be construed and interpreted in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any conflicts or choice of laws rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

c.                                       Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d.                                       Joinder of Funds.  In the event that additional funds are created from time to time or otherwise become a MFS branded fund which desire to retain the Administrator to provide them with Administrative Services pursuant to this Agreement, the Administrator and the additional fund may jointly amend Schedule A hereto to add the additional fund, and the additional fund shall thereafter be deemed a “Fund” for all purposes of this Agreement.  The consent of the other parties to this Agreement shall not be required to amend Schedule A hereto.

e.                                       Scope of Fund’s Obligations.  A copy of the Declaration of Trust of each Fund (or trust of which the Fund is a series) organized as a Massachusetts business trust (each a “Trust”), is on file with the Secretary of State of The Commonwealth of Massachusetts.  The Administrator acknowledges that the obligations of or arising out of this Agreement are not binding upon any of a Trust’s Trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest thereunder and hereunder.  If this Agreement is executed by a Trust on behalf of one or more series of the Trust, the Administrator further acknowledges that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this Agreement are binding solely upon the assets or property of the series on whose behalf the Trust has executed this Agreement.  The Administrator also agrees that the obligations of each Fund hereunder shall be several and not joint nor joint and several, in accordance with its proportionate interest hereunder, and agrees not to proceed (by way of claim, set-off or otherwise) against any Fund for the obligations of another Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affiliated, as of the date first written above.

On behalf of the MFS Family of Funds, MFS Closed-End Funds and MFS Institutional Funds listed on Exhibit A hereto

By:
J. Atwood Ives
Chair of the Trustees

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By:
Robert C. Pozen
Chairman

As of

Master Administrative Services Agreement - Exhibit A

Funds

MFS Family of Funds

MFS Series Trust I:
MFS Cash Reserve Fund
MFS Core Equity Fund
MFS Global Leaders Fund
MFS New Discovery Fund
MFS Research International Fund
MFS Technology Fund
MFS Value Fund

MFS Series Trust II:
MFS Growth Fund

MFS Series Trust III:
MFS High Income Fund
MFS High Yield Opportunities Fund
MFS Municipal High Income Fund

MFS Series Trust IV:
MFS Government Money Market Fund
MFS Mid Cap Growth Fund
MFS Money Market Fund

MFS Series Trust V:
MFS International New Discovery Fund
MFS Research Fund
MFS Total Return Fund

MFS Series Trust VI:
MFS Global Equity Fund
MFS Global Total Return Fund
MFS Utilities Fund

MFS Series Trust VII:
MFS Asia Pacific Ex-Japan Fund
MFS European Equity Fund
MFS Latin American Equity Fund

MFS Series Trust VIII:
MFS Global Growth Fund
MFS Strategic Income Fund

MFS Series Trust IX:
MFS Bond Fund
MFS Inflation-Adjusted Bond Fund
MFS Limited Maturity Fund
MFS Municipal Limited Maturity Fund
MFS Research Bond Fund

MFS Series Trust X:
MFS Absolute Return Fund
MFS Aggressive Growth Allocation Fund
MFS Conservative Allocation Fund
MFS Emerging Markets Debt Fund
MFS Emerging Markets Debt Local Currency Fund
MFS Emerging Markets Equity Fund
MFS Global Bond Fund
MFS Growth Allocation Fund
MFS International Diversification Fund
MFS International Growth Fund
MFS International Value Fund
MFS Moderate Allocation Fund

MFS Series Trust XI:
MFS Mid Cap Value Fund
MFS Blended Research Core Equity Fund

MFS Series Trust XII:
MFS Lifetime Retirement Income Fund
MFS Lifetime 2010 Fund
MFS Lifetime 2020 Fund
MFS Lifetime 2030 Fund
MFS Lifetime 2040 Fund
MFS Lifetime 2050 Fund
MFS Equity Opportunities Fund

MFS Series Trust XIII:
MFS Diversified Income Fund
MFS Global Real Estate Fund
MFS Government Securities Fund
MFS New Discovery Value Fund

MFS Series Trust XV:
MFS Commodity Strategy Fund
MFS Diversified Target Return Fund

MFS Series Trust XVI:
MFS Global Multi-Asset Fund

MFS Municipal Series Trust:
MFS Alabama Municipal Bond Fund
MFS Arkansas Municipal Bond Fund
MFS California Municipal Bond Fund
MFS Florida Municipal Bond Fund
MFS Georgia Municipal Bond Fund
MFS Maryland Municipal Bond Fund
MFS Massachusetts Municipal Bond Fund
MFS Mississippi Municipal Bond Fund
MFS New York Municipal Bond Fund
MFS North Carolina Municipal Bond Fund
MFS Pennsylvania Municipal Bond Fund
MFS South Carolina Municipal Bond Fund
MFS Tennessee Municipal Bond Fund
MFS Virginia Municipal Bond Fund
MFS West Virginia Municipal Bond Fund
MFS Municipal Income Fund

Massachusetts Investors Growth Stock Fund

Massachusetts Investors Trust

MFS Closed-End Funds
MFS Charter Income Trust
MFS Government Markets Income Trust
MFS Intermediate Income Trust
MFS Multimarket Income Trust
MFS Municipal Income Trust
MFS Special Value Trust
MFS California Municipal Fund
MFS High Income Municipal Trust
MFS InterMarket Income Trust I
MFS Intermediate High Income Municipal Trust
MFS Investment Grade Municipal Trust
MFS High Yield Municipal Trust

MFS Institutional Funds
MFS Institutional International Equity Fund
MFS Institutional Large Cap Value Fund

MFS Variable Insurance Trust:
MFS Core Equity Series
MFS Global Equity Series
MFS Growth Series
MFS High Income Series
MFS Investors Growth Stock Series
MFS Investors Trust Series
MFS Mid Cap Growth Series
MFS New Discovery Series
MFS Research Bond Series
MFS Research International Series
MFS Research Series
MFS Strategic Income Series
MFS Total Return Series
MFS Utilities Series
MFS Value Series

Exhibit B

Administration Services

I.              FINANCIAL ADMINISTRATIVE SERVICES.

A.            General Services.

1.                                       Prepare such financial information of the Fund as is reasonably necessary for reports to shareholders of the Fund, reports to the Fund’s Trustees and officers, and reports to appropriate regulatory authorities including, without limitation, prospectuses, shareholder reports, shareholder notices, proxy statements and other periodic reports and render statements or copies of records as from time to time are reasonably requested by the Fund.

2.                                       Facilitate audits of accounts by the Fund’s independent public accountants or by any of the auditors employed or engaged by the Fund or by any regulatory body with jurisdiction over the Fund.  Coordinate with, and monitor the performance of, the custodian banks retained by the Fund to perform the necessary custodial services for the Fund including, without limitation, the safekeeping of the funds and securities.

3.                                       Negotiate contracts for computing the Fund’s net asset value per share, and, if applicable, its public offering price and/or its daily dividend rates and money market yields and other investment performance quotations, in accordance with sub-paragraph C below, and oversee the notification to the Fund and such other persons as the Fund may reasonably request of the net asset value per share, the public offering price and/or its daily dividend rates and money market yields and other investment performance quotations (with the expenses under such contracts to be paid separately by the Funds).

B.            Valuation of Securities.  The Administrator shall ensure that the value of the Fund’s securities is computed in accordance with governing law, rules and regulations, the Fund’s governing instruments and subject to the oversight and direction of the Fund’s Trustees.  The Administrator shall oversee the use of one or more external pricing services (at the separate expense of the Funds) to provide the value of a Fund’s securities, including broker/dealers, provided that the Fund’s Trustees or a committee or an individual designated by the Fund’s Trustees has approved the use of such pricing services.

The Administrator shall administer the Valuation Policies approved by the Trustees for the Fund, including the implementation and application of fair valuation methods and security valuation factors for applicable securities and other assets, including those provided by third-party service providers at the expense of the Funds, and provide such reports to the Fund’s Trustees or a committee thereof as is required by such Policies or otherwise requested.

C.            Computation of Net Asset Value, Public Offering Price, Daily Dividend Rates and Performance Quotations.  The Administrator shall assure that the Fund’s net asset value, net income, public offering price, dividend rates and money market yields, if applicable, and other investment performance quotations are calculated in a manner and at such time or times as the Fund shall direct and in accordance with governing law, rules and regulations and the Fund’s governing instruments and subject to the oversight and direction of the Fund’s Trustees.  The Administrator will oversee the computation of the net asset value and public offering price as calculated by service providers of the Funds.

D.            Other Financial Administration Services.

1.             Provide Treasurers or Assistant Treasurers to serve as officers of the Fund;

2.                                       Coordinate the meetings of the Audit Committees of the Fund, assure that meetings are scheduled and that agendas are prepared; participate in meetings of the Audit Committee;

3.                                       Review contracts and negotiate fees for the Fund for services such as independent audit fees, custodian fees, bank lines of credit, transfer agent fees and the fees of other service providers to the Fund;

4.                                       Oversee the preparation of accounting records by service providers of the Fund required to be maintained by the Fund.  Assure that any audit of Fund records is coordinated and completed timely;

5.                                       Direct the preparation of Fund Financial Statements and Footnotes included in shareholder and other regulatory reports.  Assure that all statements and disclosures are in accordance with generally accepted accounting principles and that disclosures meet current regulatory or accounting requirements. Establish and maintain disclosure controls and internal controls over financial reporting to assist in the Funds’ officers certification under the Sarbanes-Oxley Act of 2002;

6.                                       Calculate and/or oversee the calculation of income and capital gain distributions for applicable funds.  Assure that all distributions of the Fund meet the distribution and excise tax requirements to assure qualification and to minimize taxes paid by the Fund;

7.                                       Establish the tax policies and procedures for the Fund; maintain procedures and policies with respect to tax matters; maintain or oversee the maintenance of certain tax accounting records of the Fund; complete or review tax returns and excise tax forms for the Fund; assist in preparing the 1099-DIV information delivered to shareholders;

8.                                       Prepare materials for the Trustees of the Fund and committees thereof, including materials for board meetings and in connection with the renewal of investment advisory and distribution contracts;

9.                                       Direct the accrual of Fund expenses; review and approve all invoices submitted to the Fund;

10.                                 Calculate or oversee service providers that calculate total return and other performance information for each Fund and its respective classes;

11.                                 Prepare and file or oversee preparation and review the Funds’ annual and semi-annual N-CSR and other periodic reports; and

12.                                 Administer, to the extent applicable, the Funds’ securities lending program (it being understood that the charges of the Funds’ securities lending agent are expenses of the Funds).

II.            LEGAL ADMINISTRATIVE SERVICES.

A.            Organizational Matters and Initial Registration.

1.                                       Draft, negotiate as appropriate, and file with appropriate regulatory authorities the Fund’s charter documents, service contracts, and registration statement or other similar registration documentation (the “Registration Statement”), except that the out-of-pocket expenses incurred in connection therewith shall be paid by the Funds;

2.                                       Otherwise arrange for and oversee registration and qualification of the Fund’s shares, except that the out-of-pocket expenses incurred in connection therewith shall be paid by the Funds.

B.            Ongoing Regulatory Filings, Reports and Meetings.

1.                                       Prepare and file with appropriate regulatory authorities amendments to the Fund’s Registration Statement, and supplements to the Fund’s prospectus and statement of additional information;

2.                                       Design and draft documents or materials required to be prepared by or on behalf of the Fund for distribution to shareholders of the Fund, the Fund’s Trustees and officers and any governmental officers or commissions as required of the Fund including, without limitation, prospectuses, shareholder reports, shareholder notices and proxy statements;

3.                                       Prepare and file or oversee preparation and review and provide legal guidance on the Fund’s annual, semi-annual and other periodic reports and tax filings and reports;

4.                                       Establish and maintain a disclosure controls and procedures program to assist in the Funds’ officers certification under the Sarbanes-Oxley Act of 2002;

5.                                       Develop or assist in developing guidelines and procedures to improve overall compliance by the Funds;

6.                                       Provide consultation and advice for resolving compliance questions together with the Funds’ outside legal counsel;

7.                                       Prepare and file with appropriate regulatory authorities various reports in order to maintain the Fund’s status in good standing;

8.                                       Arrange for and attend shareholders’ meetings;

9.                                       Prepare the Fund’s representatives who will attend shareholder meetings and all necessary materials in connection with such meetings including, without limitation, a written script for such meetings, minutes and any follow-up documents.

C.            Securities Trading and Investment Practices.

1.                                       Review and negotiate private placement and municipal securities offering documentation and provide legal guidance on transfer restrictions;

2.                                       Provide guidance on legal considerations relating to the types and levels of ownership of securities, including foreign securities;

3.                                       Draft and negotiate documentation necessary to permit the Fund to engage in a variety of derivative and securities trading practices and provide legal guidance with respect to these practices.

D.            Regulated Activities.  Applicable securities laws regulate numerous aspects of the Fund’s business, including such matters as the Fund’s:  prospectus disclosure; investment activities; affiliated transactions; investment in senior securities; sales, redemptions and exchanges; distribution of income and capital gains; distribution of Fund shares; board composition; code of ethics; fidelity bond; custodial services; and investment advisory and distribution contracts.  The Administrator will provide the Fund with legal guidance with respect to these matters and to the general application of securities laws to the Fund’s business.

E.             Tax Considerations.  Procure legal guidance with respect to the application of tax rules to the Fund and analysis from a tax perspective new types of securities,

investment practices and investment products or practices as may be appropriate for the Fund (it being understood that such legal guidance and analysis provided by third-parties will be at the expense of the Fund).

F.             Board Matters.

1.                                       Coordinate and prepare agendas and materials for and attend board and committee meetings, draft and keep records of minutes of such meetings, and coordinate any follow up issues; and

2.                                       Provide advice and guidance and prepare materials on legal issues relevant to the Fund’s business, including composition of the governing board.

G.            Miscellaneous/Extraordinary Events.

1.                                       Supervise outside legal counsel retained at the expense of the Fund with respect to litigation brought by the Fund and against the Fund and negotiate litigation settlements and pre-litigation settlements and work-out arrangements;

2.                                       Obtain the required documentation to be filed in connection with any lawsuits against the Fund and provide information or expertise on administrative matters affecting such litigation;

3.                                       Provide legal guidance on alternative distribution structures for the Fund’s shares (such as the adoption of a multiple class structure);

4.                                       Review all contracts concerning the acquisition of other investment companies or the liquidation of the Fund, draft, negotiate and file various documentation required in connection therewith, provide guidance on the manner such transactions should be structured to comply with applicable law and obtain at the Fund’s expense legal opinions and regulatory authority rulings necessary for such transactions to comply with applicable law;

5.                                       Seek formal guidance from regulatory authorities concerning the application of various regulations to the Fund and seek exemptive relief where appropriate; and

6.                                       Provide or arrange for all other legal services that constitute Administrative Services required by the Fund and not otherwise provided for under this Agreement (it being understood that various legal services will be provided to the Fund and the Independent Trustees at the expense of the Funds, as described in Section 3 of the Agreement).

III.           OTHER ADMINISTRATIVE SERVICES.

1.                                       Arrange for persons or other entities to serve as transfer agent, registrar or dividend disbursing agent as required by the Fund, and provide legal guidance on applicable laws regulating such agents;

2.                                       Arrange for consideration by the Board of appropriate or necessary insurance coverage for the Fund;

3.                                       Develop and implement procedures to monitor each Fund’s compliance with:

•                  Regulatory requirements as required by Rule 38a-1 of the Investment Company Act of 1940, as amended;

•                  Each Fund’s investment policies and restrictions as set forth in each Fund’s currently effective Prospectus and Statement of Additional Information filed under the Securities Act of 1933, as amended;

•                  Establishing and maintaining an anti-money laundering program to assist in the Funds’ compliance with the USA Patriot Act and the Bank Secrecy Act;

•                  Performing IRS sub-Chapter M testing;

•                  Reviewing and filing with FINRA semi-annual and annual reports to the extent necessary;

•                  Assisting in training of certain MFS personnel including Portfolio Managers and other investment staff;

•                  Monitoring “Access Persons” transactions and their adherence under the terms of the Funds’ Code of Ethics Policy;

•                  Providing assistance and resources to the Funds’ Independent Chief Compliance Officer (“ICCO”) as requested by the ICCO (it being understood that the costs related to any staff hired by the Funds to support the ICCO are the expenses of the Funds).

4.                                       Prepare, and arrange for the printing and mailing of, any necessary investment communications;

5.                                       Arrange for the printing and mailing of any documents or written materials required to be prepared by or on behalf of the Fund including, without limitation, stock certificates, prospectuses, shareholder reports, shareholder notices, proxy statements and reports to governmental officers and commissions;

6.                                       Arrange for any other printing, production and delivery services required of the Fund and not otherwise specifically provided for under this Agreement;

7.                                       Provide a system of internal controls adequate to carry-out the business of the Fund and arrange for the annual report on internal controls of the Fund and its agents;

8.                                       Review the Fund’s disclosure documents to ensure that disclosures and policies conform to the Fund’s actual operation;

9.                                       Provide for the calculation and timely disbursement of appropriate regulatory authority registration fees; and

10.                                 Oversee and assist in the coordination of, and as the Trustees may reasonably request or deem appropriate, make reports and recommendations to the Trustees on, the performance of administrative and professional services rendered to the Fund by others, including the custodian, accountants, attorneys, underwriters, brokers and dealers, insurers, banks, transfer agents and dividend disbursing agents and such other persons in any such other capacity deemed necessary or desirable by the Trustees.

Exhibit C

Categories of Non-Administrator Expenses

a.               The fees and expenses described in Article 2(b) or Section 2.2(b) of the MFS Family of Funds’ Advisory Agreements and Article 5 of the MFS/Sun Life Series Trust and Compass Product’s Advisory Agreements.

b.              Investment advisory fees and other expenses associated with the investment management of the Funds’ portfolios.

c.               Costs of brokerage fees, commissions, ticket charges and transfer taxes in connection with the purchase and sale of portfolio securities and other assets for the Funds.

d.              Distribution and marketing expenses of the Funds, including Rule 12b-1 fees.

e.               Expenses of the Funds for transfer agent(s), registrar(s) and dividend disbursing agent(s).

f.                 Expenses of the Funds for custodian(s) and related custodial services.

g.              Except as described in Section 3 of the Agreement, costs of Fund accounting services provided by third parties to the Funds, including the fund accounting services of the type currently provided by State Street Bank to the MFS Funds.

h.              Except as described in Section 3 of the Agreement, costs of services provided by independent accountants and outside legal and tax counsel to the Funds and the Independent Trustees.

i.                  Taxes, if any, levied against the Funds.

j.                  Costs, including interest expenses, commitment fees, facilities fees and unused line fees of any borrowings made by the Funds.

k.               The Funds’ allocable portion of the fidelity bond required by Section 17(g) of the Investment Company Act of 1940, and directors’ and officers’ liability and other insurance premiums.

l.                  Proxy filing fees and the costs of printing and mailing of any proxy materials for meetings of shareholders’ of the Funds.

m.            All applicable registration and filing fees required to be paid by the Funds under federal and state securities laws.

n.              The Funds’ allocable portion of expenses of obtaining quotations and other pricing information for calculating the value of the Fund’s net assets, including the costs of independent pricing services.

o.              Fees, expenses and other compensation of or payable by the Funds to Independent Trustees, including expenses to maintain the Independent Trustees’ retirement plan, including actuarial services provided by Watson Wyatt Worldwide.

p.              Printing, mailing and filing costs associated with the preparation and distribution of registration statements, prospectuses and reports of the Fund to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust’s existence and qualification to do business, and the registration of shares with federal and state securities authorities.

q.              Extraordinary expenses as may arise, including judgments and expenses incurred in connection with litigation, bankruptcies, workouts and restructurings, proceedings and other claims against the Funds, and the legal obligations of the

Funds to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto.

r.                 The Funds’ allocable portion of dues for membership in various industry organizations, including the Investment Company Institute, the Independent Directors’ Forum and the Mutual Funds Directors Forum.

s.               The costs of third-party software used for the Funds’ financial reporting, N-SAR reporting, tax preparation and registration statement preparation as appropriately allocated to the Funds.

t.                 Costs of third-party tax notification services used for the Funds (e.g., Ernst & Young’s PFIC list).

u.              The costs of third-party legal advice regarding state tax law issues for the municipal Funds.

v.              The allocable costs of third-party legal services to review loan documentation for the MFS Floating Rate High Income Fund and other Funds that purchase bank loans.

w.            The costs of third-party legal, tax, accounting or other expert advice incurred in connection with an examination, investigation, enforcement proceeding, litigation or other regulatory proceeding of or against the Funds.

Effective January 1, 2011

Master Administrative Services Agreement - Exhibit D

Administrative Fee

In return for the Administrative Services provided by the Administrator under this Agreement, the Funds, other than the MFS Institutional Money Market Portfolio, shall pay the Administrator each calendar year (the “Contract Period”) a fee in an aggregate amount approved by the MFS Funds Board for such calendar year, as it may be amended by the Board from time to time (the “Approved Annual Fee”).  The Approved Annual Fee shall be allocated among the Funds and paid by the Funds in accordance with the methodology described below.  For calendar 2011, the Approved Annual Fee is $12,942,777.

(i)            Fixed Fee:  Regardless of asset size, each Fund shall pay an annual fee to the Administrator in the amount of $17,500.  If during the Contract Period a Fund either joins the Agreement pursuant to Section 9(d) or terminates pursuant to Section 8, a pro rata fixed fee will be charged for the portion of the calendar year that the Fund is a party to this Agreement.

(ii)           Asset-Based Fee:  In addition to the Fixed Fee, each Fund, other than Funds that invest substantially all of their assets in other Funds (“Asset Allocation Funds”)2, shall pay a fee at an annual rate, stated as a percentage of the average daily net assets of the Fund on all net assets in excess of $50 million up to $4.0 billion, equal to a rate which when applied to the Fund’s net assets in excess of such minimum, other than the Asset Allocation Funds and the MFS Institutional Money Market Portfolio, as of the end of the calendar month prior to such determination, and when added to the Fixed Fees, is reasonably calibrated to pay the Administrator the Approval Annual Fee for the applicable Contract Period.  As necessary, the rate shall be adjusted from time to time based on the then current asset levels, in the discretion of the Administrator, if changes in asset levels warrant such adjustment.  The Administrator shall report any changes to the asset based fee to the MFS Funds Board for ratification at the next Board meeting following such change and shall report semi-annually to the MFS Funds Board the actual amount of payments received by the Administrator (report to the September Board meeting for payments for the six-month period ending June 30 and to the February meeting for payments for the six and twelve month periods ending December 31).   If during a Contract Period Funds either join the Agreement pursuant to Section 9(d) or terminate pursuant to Section 8, the asset-based fee shall be adjusted, if necessary, so that the total of payments expected to be paid by the Funds will continue to be reasonably calibrated to pay the Administrator the Approved Annual Fee for the applicable Contract Period.

2  The Asset Allocation Funds will only be charged the fixed fee of $17,500.  The Asset Allocation Funds already incur administrative services fees indirectly through their holdings in the underlying Funds.

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit D to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affiliated, as of the date first written above.

On behalf of the MFS Family of Funds, MFS Closed-End Funds and MFS Institutional Funds listed on Exhibit A to this Agreement

By:
Susan S. Newton
Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By:
Robert J. Manning
Chairman and Chief Investment Officer